UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                   December 9, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                        December 5, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas  77046
(Address of principal executive office)

(866) 913-2122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below regarding the Loan Agreement and Bond Purchase Agreement is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2008, Gulf South Pipeline Company, LP (Gulf South) and Boardwalk Pipelines, LP (Boardwalk Pipelines), each a wholly-owned subsidiary of the Registrant, entered into a transaction whereby Gulf South may borrow funds through the issuance of up to $175 million of notes under a Loan Agreement from Mississippi Business Finance Corporation (MBFC), which is a corporate entity established by the State of Mississippi.  Contemporaneously with borrowings under the Loan Agreement, MBFC would issue bonds with identical terms under an Indenture which would be purchased by Boardwalk Pipelines pursuant to a Bond Purchase Agreement and would assign its interest in the notes to the trustee. The bonds would be issued for the purpose of loaning the proceeds to Gulf South under the Loan Agreement for use in funding its expansion projects. The notes would be the sole security for payment of principal and interest on the bonds. The notes and related bonds that may be issued would mature on December 1, 2018, and bear interest at 7.0%.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Bond Purchase Agreement, the Indenture, the Loan Agreement and related documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number:	Exhibit Name:
4.1	Indenture dated as of December 1, 2008, between Mississippi Business Finance Corporation and Hancock Bank, As Trustee
4.2	Loan Agreement dated as of December 1, 2008, between Mississippi Business Finance Corporation and Gulf South Pipeline Company, LP
10.1	Bond Purchase Agreement dates as of December 1, 2008, among Boardwalk Pipelines, LP, Mississippi Business Finance Corporation and Gulf south Pipeline Company, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By: BOARDWALK GP, LP,
       its general partner

By: BOARDWALK GP, LLC,
       its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated:  December 9, 2008